UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 16, 2017
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 8.01.	OTHER EVENTS
On March 16, 2017, Rayonier Inc. (the “Company”) issued a press release announcing the commencement, subject to market and other conditions, of an underwritten public offering (the “Offering”) of 5,000,000 shares of the Company’s common shares, no par value (the “Common Shares”), pursuant to an effective shelf registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-203733), previously filed with the Securities and Exchange Commission. In connection with the Offering, the Company also intends to grant the underwriters a 30-day option to purchase up to an additional 750,000 Common Shares from the Company. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 16, 2017, the Company announced that it had entered into three transactions with separate sellers, pursuant to which it agreed to purchase approximately 95,100 acres of high-quality industrial timberlands located in Florida, Georgia, and South Carolina for an aggregate purchase price of approximately $217 million (the “Acquisitions”), in each case, subject to customary closing conditions. The Acquisitions are expected to close in the second quarter of 2017. The Company expects to finance the Acquisitions, in part, with the net proceeds of the Offering. A copy of the press release announcing the Acquisitions and an investor presentation posted to the Company’s website are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
99.1	Press release dated March 16, 2017
99.2	Press release dated March 16, 2017
99.3	Investor presentation dated March 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK MCHUGH
Mark McHugh
Senior Vice President and Chief Financial Officer
March 16, 2017

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated March 16, 2017	Filed herewith.
99.2	Press release dated March 16, 2017	Filed herewith.
99.3	Investor presentation dated March 2017	Filed herewith.

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